EXHIBIT 4.4



                                COLLATERAL TRUST AGREEMENT dated as of July 30,
                      1999, among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation ("AWNA"), each subsidiary of AWNA listed on
                      Schedule I hereto or becoming a party hereto pursuant to
                      Section 8.12 (the "BFI Companies"), and THE CHASE MANHATFAN BANK, New York banking corporation, as collateral trustee (in such capacity, the "Collateral Trustee") for the holders from time to time of the Secured Obligations (as hereinafter defined), as beneficiaries.


                  Reference is made to the Credit Agreement dated as of July 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Allied Waste Industries, Inc., Allied Waste North America, Inc. ("AWNA"), the lenders from time to time party thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent (in such capacity, the "Agent"). Each of the BFI Companies has entered into a Subsidiary Guarantee Agreement dated as of July 30, 1999, with the Agent (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement") pursuant to which they have, jointly and severally, guaranteed the Credit Agreement Senior Obligations (as hereinafter defined). Each of the BFI Companies has also entered into the Shared Collateral Security Agreement (as hereinafter defined) and certain BFI Companies have entered into the Shared Collateral Pledge Agreement (as hereinafter defined) in order to secure, among other things, the Credit Agreement Senior Obligations, including their obligations under the Subsidiary Guarantee Agreement, and such BFI Companies have pledged collateral to the Collateral Trustee under such agreements.

                  Browning-Ferris Industries, Inc., a Delaware corporation ("BFI") has entered into a Restated Indenture dated as of September 1, 1991, (as supplemented and amended from time to time, the "BFI Indenture") between BFI and Chase Bank of Texas, N.A., as successor trustee to First City Texas-Houston, NA (together with any successor in such capacity, the "BFI Trustee"), pursuant to which BFI has issued senior notes in an aggregate principal amount outstanding on the date hereof of approximately $1,450,000,000 (the "BFI Indenture Debt"). AWNA has guaranteed the BFI Indenture Debt pursuant to a supplemental indenture, dated as of the date hereof, to the BFI Indenture. Pursuant to the provisions of the BFI Indenture, BFI may not, and may not permit any subsidiary of BFI (if such subsidiary constitutes a Restricted Subsidiary (as defined in the BFI Indenture)) to, secure the Credit Agreement Senior Obligations without providing that the BFI Indenture Debt be secured equally and ratably with such obligations.

                  AWNA has entered into an Indenture dated as of December 23, 1998 (as supplemented and amended from time to time, the "AWNA Indenture") among AWNA, various subsidiaries of AWNA, Allied Waste Industries, Inc., and U.S. Bank Trust National Association, as trustee (together with any successor in such capacity, the "AWNA Trustee"), pursuant to which AWNA has issued senior notes in an aggregate principal amount outstanding on the date hereof of approximately $1,700,000,000 (the "AWNA Indenture Debt"). Pursuant to the provisions of the


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AWNA Indenture, AWNA may not and may not permit any subsidiary of AWNA, including the BFI Companies (if such subsidiary constitutes a Restricted Subsidiary (as defined in the AWNA Indenture)) to, secure the BFI Indenture Debt without providing that the AWNA Indenture Debt be secured equally and ratably with the BFI Indenture Debt.

                  The BFI Companies are entering into this Agreement, and have requested the Collateral Trustee to act as collateral trustee hereunder, to enable the BFI Companies to comply with the provisions of the BFI Indenture and the AWNA Indenture. The Collateral Trustee is willing to act as collateral trustee hereunder on the terms and subject to the conditions set forth in this Agreement.

                  Accordingly, the BFI Companies and the Collateral Trustee hereby agree as follows:


                                    ARTICLE I


                                   Definitions

                  SECTION 1.01. Incorporation by Reference. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  SECTION 1.02. Certain Definitions. (a) As used in this Agreement, the capitalized terms defined in the recitals hereto shall have the meanings specified therein, and the following terms have the meanings specified below:

                  "AWNA Senior Note Obligations" means the obligations (without duplication) of AWNA and the BFI Companies to pay the principal of, premium, if any, and interest on, the AWNA Indenture Debt.

                  "BFI Senior Note Obligations" means the obligations (without duplication) of BFI and AWNA to pay the principal of, premium, if any, and interest on, the BFI Indenture Debt.

                  "Collateral" means the property and assets from time to time subject to Liens under the Collateral Documents.

                  "Collateral Account" shall have the meaning specified in
Section 3.01.

                  "Collateral Documents" means the Shared Collateral Pledge Agreement and the Shared Collateral Security Agreement.

                  "Collateral Trustee's Fees" means all fees, costs and expenses of the Collateral Trustee of the type described in Sections 5.03, 5.04, 5.05 and
5.06 of this Agreement.

                  "Credit Agreement Senior Obligations" shall have the meaning assigned to such term in the Shared Collateral Security Agreement.


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                  "Debt Instruments" means (i) the Credit Agreement and the
Subsidiary Guarantee Agreement, (ii) the BFI Indenture, (iii) the AWNA Indenture and (iv) each Interest Rate Protection Agreement under which a Credit Agreement Senior Obligation exists. For purposes hereof, the amount at any time of any such Interest Rate Protection Agreement or Secured Obligation thereunder shall be the amounts that are owed to a Secured Party thereunder after a termination thereof and after giving effect to any netting arrangements applicable to such amounts.

                  "Distribution Date" means the date on which any funds are distributed by the Collateral Trustee in accordance with the provisions of
Section 4.01.

                  "Event of Default" means any "Senior Event of Default" under the Credit Agreement or any "Event of Default" under the AWNA Indenture or under the BFI Indenture (in each case, as such term is defined in the Credit Agreement or such Indenture).

                  "Indentures" means the AWNA Indenture and the BFI Indenture.

                  "Requisite Secured Parties" means, at any time, the Secured Party or Secured Parties holding at least 51% in aggregate amount of the Secured Obligations then outstanding; provided that any balance in a Secured Party's Collateral Account shall be deducted from the amount of Secured Obligations held by such Secured Party for purposes of determining the outstanding Secured Obligations under this definition.

                  "Secured Obligations" means, without duplication, (i) the Credit Agreement Senior Obligations, (ii) the AWNA Senior Note Obligations and
(iii) the BFI Senior Note Obligations; provided, however, that (x) "Secured Obligations" shall not include any obligations in respect of debt securities issued under the AWNA Indenture or the BFI Indenture after the date hereof and
(y) for the purposes of applying the provisions of Sections 2.03, 4.01 and 4.02, there shall be deducted from the amount of Secured Obligations held by any Secured Party an amount equal to the balance in such Secured Party's Collateral Account.

                  "Secured Parties" shall mean (a) the Senior Lenders, (b) the Agent, (c) the Collateral Trustee, (d) the Issuing Banks, (e) each counterparty to an Interest Rate Protection Agreement entered into with a Loan Party if such counterparty was a Senior Lender or an Affiliate of a Senior Lender at the time the Interest Rate Protection Agreement was entered into, (f) the beneficiaries (other than the Tranche D Lenders and their Related Parties in their capacities as such) of each indemnification obligation undertaken by AWNA or any Loan Party under any Loan Document, (g) the AWNA Trustee, for the benefit of the holders from time to time of the AWNA Indenture Debt, (h) the BFI Trustee, for the benefit of the holders from time to time of the BFI Indenture Debt and (i) the successors and assigns of each of the foregoing.

                  "Shared Collateral Pledge Agreement" means the Shared Collateral Pledge Agreement dated as of the date hereof among certain of the BFI Companies and the Collateral Trustee, for the benefit of the Secured Parties.

                  "Shared Collateral Security Agreement" means the Shared Collateral Security Agreement dated as of the date hereof among the BFI Companies and the Collateral Trustee, for the benefit of the Secured Parties.


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                  "Triggering Event" means the occurrence of an Event of
Default, the acceleration of the principal amount of all Secured Obligations (to the extent capable of being accelerated) under the terms of any one of the Credit Agreement, the AWNA Indenture or the BFI Indenture and receipt by the Collateral Trustee of a written notice from the Agent or a Trustee under such Debt Instrument to such effect.

                  "Trustee" means the AWNA Trustee or the BFI Trustee.

                  "Trust Estate" means (i) the right, title and interest of the Collateral Trustee in, to and under each of the Collateral Documents and (ii) the amounts from time to time held in the Collateral Accounts.

                  (b) The words "hereof", "herein" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. All references herein to Articles or Sections shall, unless otherwise specified, be deemed to refer td Articles and Sections of this Agreement.


                                   ARTICLE II


                  Declaration and Acceptance of Trust: Remedies

                  SECTION 2.01. Declaration and Acceptance of Trust. The Collateral Trustee hereby declares, and each of the BFI Companies agrees, that the Collateral Trustee holds the Trust Estate as trustee in trust under this Agreement for the equal and ratable benefit of the Secured Parties as provided herein. By acceptance of the benefits of this Agreement, each Secured Party (whether or not a signatory hereto)(i) consents to the appointment of the Collateral Trustee as trustee hereunder, (ii) confirms that the Collateral Trustee shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any remedies under or with respect to any Collateral Document and the giving or withholding of any consent or approval relating to any Collateral or any BFI Company's obligations with respect thereto and (iii) agrees that, except as provided in this Agreement, it shall not take any action to enforce any of such remedies or give any such consents or approvals.

                  SECTION 2.02. Determinations Relating to Collateral. Prior to the occurrence of a Triggering Event, in the event (i) the Collateral Trustee shall receive any written request from AWNA or any BFI Company under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or any BFI Company's obligations with respect thereto or (ii) there shall be due to or from the Collateral Trustee under the provisions of any Collateral Document any material performance or the delivery of any material instrument or (iii) the Collateral Trustee shall become aware of any nonperformance by any BFI Company of any covenant or any breach of any representation or warranty set forth in any Collateral Document, then, in each such event, the Collateral Trustee shall advise the Agent of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Trustee has become aware. Prior to the occurrence of a Triggering Event, the Agent and the Required Senior Lenders shall have the exclusive authority to direct the Collateral Trustee's response to any of the events or circumstances contemplated in clauses (i), (ii) and (iii) above.


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                  SECTION 2.03. Remedies. (a) Upon the occurrence of a
Triggering Event, or upon receipt of any written directions as contemplated by paragraph (b) of this Section 2.03, the Collateral Trustee shall, within five days thereafter, notify each of the Secured Parties and AWNA in writing that a Triggering Event exists or that the Collateral Trustee has received such written directions, as the case may be, enclosing with such notice a copy of the applicable notice or written directions, as the case may be.

                  (b) Following the occurrence of a Triggering Event, the Requisite Secured Parties shall have the exclusive right to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Trustee with respect to the Collateral, or of exercising any trust or power conferred on the Collateral Trustee, or for the taking of any other action authorized by the instruments comprising the Trust Estate; provided, however, that nothing in this Section shall impair the right of the Collateral Trustee in its discretion to take any action deemed proper by the Collateral Trustee and which is not inconsistent with such direction by the Requisite Secured Parties.

                  SECTION 2.04. Right to Make Advances. In the event an advance of funds shall at any time be required for the preservation or maintenance of any Collateral, the Collateral Trustee or any Senior Lender shall be entitled to make such advance after notice to AWNA of its intention to do so but without notice to any other Secured Party. Each such advance shall be reimbursed, with interest accrued from the date such advance was made at the rate set forth in
Section 2.13(c) of the Credit Agreement ("Default Rate"), by AWNA upon demand by the Collateral Trustee or such Lender, and if AWNA fails to comply with any such demand, out of the proceeds of any Collateral distributed pursuant to clause First of Section 4.01. In the event any Secured Party shall receive any funds which, under this Section 2.04, belong to the Collateral Trustee or any other Secured Party, such Secured Party shall remit such funds promptly to the Collateral Trustee for distribution to the Collateral Trustee or such other Secured Party, as the case may be, and prior to such remittance shall hold such funds in trust for the Collateral Trustee or such other Secured Party, as the case may be.

                  SECTION 2.05. Nature of Secured Parties' Rights. All of the Secured Parties shall be bound by any instruction or direction given by the Required Senior Lenders or Requisite Secured Parties, as applicable, pursuant to this Article II.


                                   ARTICLE III


                               Collateral Accounts

                  SECTION 3.01. Collateral Accounts. The Collateral Trustee shall establish and, at all times thereafter until all amounts due to all Secured Parties other than the Agent, the Lenders and other holders of the Credit Agreement Senior Obligations have been paid to such Secured Parties, there shall be maintained with the Collateral Trustee a separate collateral trust account (each, a "Collateral Account"; collectively, the "Collateral Accounts") for each of the Secured Parties in respect of its applicable Debt Instruments. All funds on deposit in the Collateral Accounts shall be held, applied and disbursed by the Collateral Trustee as part of the Trust Estate in accordance with the terms of this Agreement.


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                  SECTION 3.02. Investment of Funds. The Collateral Trustee
shall invest and reinvest moneys on deposit in the Collateral Accounts at any time in Permitted Investments (as defined in the Credit Agreement) as directed in a writing by AWNA, and the investment earnings thereon shall, so long as no Event of Default shall have occurred and be continuing, be paid to AWNA monthly; provided, however, that if any party other than a holder of Credit Agreement Senior Obligations claims entitlement to any such investment earnings, the same shall not be released to AWNA but shall continue to be held and reinvested by the Collateral Trustee pending receipt by the Collateral Trustee of joint instructions signed by AWNA and such party or a nonappealable court judgment determining the disposition of such earnings. AWNA shall bear the risk of loss on any investment made hereunder (except for such losses that result from the gross negligence or wilful misconduct of the Collateral Trustee in failing to follow proper investment instructions given by AWNA pursuant to this paragraph) and shall, upon demand of the Collateral Trustee to AWNA, deliver immediately available funds to Collateral Trustee in an amount equal to such loss or losses.


                                   ARTICLE IV


                         Application of Certain Amounts

                  SECTION 4.01. Application of Proceeds. If, following acceleration of the principal amount of any Debt Instrument and pursuant to the exercise of any remedy set forth in any Collateral Document, any Collateral is sold or otherwise realized upon by the Collateral Trustee, the proceeds received by the Collateral Trustee in respect of such Collateral shall be applied as soon as practicable after receipt as follows:

                  FIRST: To the Collateral Trustee in an amount equal to the Collateral Trustee's Fees which are unpaid as of the applicable Distribution Date and to any Secured Party which has theretofore advanced or paid any such Collateral Trustee's Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party and to reimburse to the Collateral Trustee and any Senior Lender the amount of any advance made pursuant to Section 2.04 hereof (with interest thereon at the Default Rate);

                  SECOND: To the Agent, the Lenders, other holders of Credit Agreement Senior Obligations and the Trustees, each in proportion to the amount of Secured Obligations then owing to it (after giving effect to any payments previously made under this Section), until all the Secured Obligations have been paid in full; and

                  THIRD: After payment in full of all Secured Obligations, to the BFI Companies or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  SECTION 4.02. Application of Withheld Amounts. If at any time any proceeds of Collateral collected or received by the Collateral Trustee are distributable pursuant to Section 4.01 to any Secured Party, and if such Secured Party shall give notice (each, a "Withheld Amount Notice") that all or a portion of such proceeds (each such amount, a "Withheld Amount") shall be held by the Collateral Trustee pending the application thereof to Secured Obligations, then,

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notwithstanding the provisions of Section 4.01, the Collateral Trustee shall hold such Withheld Amount in the applicable Collateral Account until such time as the applicable Secured Party shall request the delivery thereof for application to Secured Obligations pursuant to the provisions of Section 4.03.

                  SECTION 4.03. Release of Amounts in Collateral Accounts. (a) Amounts on deposit in a Collateral Account with respect to Secured Obligations shall be paid to the applicable Secured Party upon receipt by the Collateral Trustee of a certificate of such Secured Party setting forth the name of the Person to whom payment should be made and the amount to be delivered to such Person and, in the case of amounts on deposit in any Collateral Account relating to the BFI Indenture Debt or the AWNA Indenture Debt, stating that such amount will be applied to the payment of Secured Obligations.

                  (b) If, at any time, funds are on deposit in a Collateral Account with respect to the BFI Indenture Debt or the AWNA Indenture Debt and the principal of and accrued interest on and all other amounts due in respect of such BFI Indenture Debt or AWNA Indenture Debt, as the case may be, have been paid in full, such funds shall be distributed and applied in accordance with the provisions of Section 4.01 hereof.

                  SECTION 4.04. Payment Provisions. For the purposes of applying the provisions of Section 4.01, all interest to be paid on any of the Secured Obligations pursuant to the terms of any Debt Instrument shall, as among the Secured Parties and irrespective of whether such interest is or would be recognized or allowed in any bankruptcy or similar proceeding, be treated as due and owing on the Secured Obligations.


                                    ARTICLE V


                       Agreements With Collateral Trustee

                  SECTION 5.01. Delivery of Debt Instruments. On the date hereof, AWNA shall deliver to the Collateral Trustee a true and complete copy of each of the Debt Instruments as in effect on the date hereof. Promptly upon the execution thereof, AWNA shall deliver to the Collateral Trustee a true and complete copy of any and all amendments, modifications or supplements to any Debt Instrument and of any Interest Rate Protection Agreement hereafter entered into which is a Debt Instrument.

                  SECTION 5.02. Information as to Holders. AWNA shall deliver to the Collateral Trustee from time to time upon request of the Collateral Trustee a list setting forth, by each Debt Instrument, (i) the aggregate principal amount outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, and (iii) the names of the holders thereof and the unpaid principal amount thereof owing to each such holder. AWNA shall furnish to the Collateral Trustee within 30 days of a request therefor a list setting forth the name and address of each party to whom notices must be sent under the Debt Instruments, and AWNA agrees to furnish promptly to the Collateral Trustee any changes or additions to such list.

                  SECTION 5.03. Compensation and Expenses. AWNA agrees to pay to the Collateral Trustee, from time to time upon demand, (i) compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder and for administering

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the Trust Estate, as heretofore agreed between the Collateral Trustee and AWNA, and (ii) all of the reasonable fees, costs and expenses of the Collateral Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Trustee elects to retain)
(a) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement, or the enforcement of any provisions hereof, or (b) incurred or required to be advanced in connection with the administration of the Trust Estate or the preservation, protection or defense of the Collateral Trustee's rights under this Agreement and in and to the Collateral and the Trust Estate. The obligations of AWNA under this Section
5.03 shall survive the termination of this Agreement.

                  SECTION 5.04. Stamp and Other Similar Taxes. AWNA agrees to indemnify and hold harmless the Collateral Trustee and each Secured Party from any present or future claim or liability for any mortgage, stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement and the Collateral Documents. The obligations of AWNA under this
Section 5.04 shall survive the termination of this Agreement.

                  SECTION 5.05. Filing Fees. Excise Taxes. etc. AWNA agrees to pay or to reimburse the Collateral Trustee for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement to the extent the same may be paid or reimbursed by AWNA without subjecting the Collateral Trustee, the Trustees, the Agent or any Lender to any civil or criminal liability. The obligations of BFI under this Section 5.05 shall survive the termination of this Agreement.

                  SECTION 5.06. Indemnification. (a) Each of the BFI Companies, jointly and severally, agrees to pay, indemnify, and hold the Collateral Trustee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Collateral Documents; provided, however, that the Collateral Trustee shall not be indemnified under this paragraph to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are found by final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Trustee.

                  (b) In any suit, proceeding or action brought by the Collateral Trustee with respect to the Collateral or for any sum owing in respect of Secured Obligations, or to enforce the provisions of any Collateral Document, each of the BFI Companies, jointly and severally, shall save, indemnify and keep the Collateral Trustee and each of the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever incurred or suffered by the Collateral Trustee or such Secured Party, as the case may be, arising out of a breach by any BFI Company of any obligation set forth in this Agreement, or any other Collateral Document and all such obligations of each BFI Company shall be and remain enforceable against and only against such BFI Company and shall not be enforceable against the Collateral

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Trustee or any Secured Party. The provisions of this Section 5.06 shall survive the termination of this Agreement.

                  SECTION 5.07. Further Assurances. At any time and from time to time, upon the written request of the Collateral Trustee, and at the expense of the BFI Companies, each BFI Company shall promptly execute and deliver any and all such further instruments and documents and take such further action as Collateral Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement.


                                   ARTICLE VI


                             The Collateral Trustee

                  SECTION 6.01. Certain Duties. The Collateral Trustee's duties in respect of the Trust Estate shall include, without limitation, the review of applications of the BFI Companies or others for consents, waivers, releases or other matters relating to the Trust Estate or the Collateral and the prosecution following any Event of Default of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 2.02 and 2.03. The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with such Collateral in the same manner as it customarily deals with similar collateral of other parties held by it.

                  SECTION 6.02. Exculpatory Provisions. (a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by the BFI Companies. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the BFI Companies thereto or as to the security afforded by the Collateral Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of the Collateral Documents or this Agreement or of the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility with respect to any such matters. The Collateral Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate.

                  (b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by AWNA, BFI or any other person of any of the covenants or agreements contained herein, in any Collateral Document or in any Debt Instrument. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Secured Obligations then held by a Secured Party, the Collateral Trustee may rely on a certificate of such Secured Party (or, in the case of the AWNA Indenture Debt or the BFI Indenture Debt, AWNA) as to such amount, and if any Secured Party (or in the case of the AWNA Indenture Debt or the BFI Indenture Debt, AWNA) shall not provide such information to the Collateral Trustee, such Secured Party shall not be entitled to receive payments hereunder (in which case the amounts otherwise payable to such Secured Party shall be held in trust for such Secured Party in

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the applicable Collateral Account) until such Secured Party has provided such information to the Collateral Trustee.

                  (c) The Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Collateral Document or any Debt Instrument, except for such actions or omissions that constitute gross negligence or willful misconduct by the Collateral Trustee. The Collateral Trustee and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Allied Waste and its Subsidiaries as though the Collateral Trustee were not the collateral trustee hereunder. With respect to the Loans made by it and all Secured Obligations owing to it, the Collateral Trustee shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the collateral trustee hereunder, and the terms "Senior Lender" and "Senior Lenders" shall include the Collateral Trustee in its individual capacity.

                  SECTION 6.03. Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact which it shall elect with due care. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it.

                  SECTION 6.04. Reliance by Collateral Trustee. (a) Whenever in the administration of the trusts of this Agreement the Collateral Trustee shall deem it necessary or advisable that a matter be proved or established in connection with the taking of any action hereunder by the Collateral Trustee, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of an officer of AWNA delivered to the Collateral Trustee, and such officers' certificate shall be full warranty to Collateral Trustee for any action taken, suffered or omitted in reliance thereon.

                  (b) The Collateral Trustee may consult with counsel, and any opinion of such counsel (which may be in-house counsel for the Collateral Trustee) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

                  (c) The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. The Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement or any Collateral Document.

                  (d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Agreement unless the Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be

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

incurred by it in compliance with such request or direction, including, without limitation, such reasonable advances as may be requested by the Collateral Trustee.

                  SECTION 6.05. Limitations on Duties of Collateral Trustee. The Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Required Senior Lenders or Requisite Secured Parties, as applicable, pursuant to Article II hereof. Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof except upon the written request of the Required Senior Lenders or Requisite Secured Parties, as applicable, pursuant to Article II hereof. The Collateral Trustee shall make available for inspection and copying by any Secured Party each certificate or other paper furnished to the Collateral Trustee by AWNA or any BFI Company under or in respect of this Agreement, any Collateral Document or any portion of the Trust Estate.

                  SECTION 6.06. Moneys to be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held.

                  SECTION 6.07. Resignation of the Collateral Trustee. (a) The Collateral Trustee may at any time, by giving 30 days' prior written notice to AWNA and the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of (i) 30 days from the date of such notice and (ii) the appointment of a successor collateral trustee or collateral trustees by the Required Senior Lenders. If no successor collateral trustee or collateral trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation, the Collateral Trustee (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation) shall, or any Secured Party or AWNA may, apply to any court of competent jurisdiction to appoint a successor collateral trustee or collateral trustees (which may be an individual or individuals) to act until such time, if any, as a successor collateral trustee or collateral trustees shall have been appointed as above provided. Any successor collateral trustee or collateral trustees so appointed by such court shall immediately and without further act be superseded by any successor collateral trustee or collateral trustees approved by the Required Senior Lenders as above provided.

                  (b) If at any time the Collateral Trustee shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of Collateral Trustee for any other cause, a successor collateral trustee or collateral trustees may be appointed by the Required Senior Lenders, and the powers, duties, authority and title of the predecessor collateral trustee or collateral trustees terminated and canceled without procuring the resignation of such predecessor collateral trustee or collateral trustees, and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor collateral trustee or collateral trustees in writing, duly acknowledged, delivered to the predecessor collateral trustee or collateral trustees, and filed for record in each public office, if any, in which this Agreement is required to be filed.

                  (c) The appointment and designation referred to in Section 6.08(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral trustee or collateral trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral trustee or collateral trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Required Senior Lenders, BFI or its or their successor collateral trustee or collateral trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor collateral trustee or collateral trustees.

                  (d) Any required filing for record of the instrument appointing a successor collateral trustees as hereinabove provided shall be at the expense of AWNA.

                  SECTION 6.08. Status of Successors to Collateral Trustee. Except as permitted by Section 6.07, every successor to the Collateral Trustee appointed pursuant to Section 6.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous States, and shall also have capital, surplus and undivided profits of not less than $500,000,000.

                  SECTION 6.09. Merger of Collateral Trustee. Any Company into which Collateral Trustee may be merged, or with which it may be consolidated, or any Company resulting from any merger or consolidation to which Collateral Trustee shall be a party, shall be Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

                  SECTION 6.10. Appointment of Additional and Separate Collateral Trustee. Whenever (i) the Collateral Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, or (ii) the Collateral Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then in any such case, the Collateral Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons approved by the Collateral Trustee either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Trustee, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Trustee deemed necessary or advisable by the Collateral Trustee. Each of the BFI Companies hereby consents to all actions taken by the Collateral Trustee under the foregoing provisions of this Section 6.10.

                                   ARTICLE VII

                     Release of Trust Estate and Collateral:
                          Expiration of Certain Rights

                  SECTION 7.01. Release of Trust Estate: Expiration of Rights of Certain Secured Parties. Notwithstanding any contrary provision herein, the Trust Estate shall be assigned and released to (i) the Agent for the benefit of the Lenders and the other holders of Credit Agreement Senior Obligations (and such release confirmed in a written instrument in form satisfactory to the Required Senior Lenders) on the earlier of the date (a) on which all the AWNA Indenture Debt and BFI Indenture Debt shall have been paid to the holders thereof or (b) that is ten days after the provisions of the AWNA Indenture and the BFI Indenture that require equal and ratable security shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, or (ii) the BFI Companies on the date on which all the Credit Agreement Senior Obligations have been indefeasibly paid in full, the Senior Lenders have no further commitment to lend, the LC Exposure has been reduced to zero, the Issuing Banks have no further commitment to issue Letters of Credit under the Credit Agreement, the Agent has given written notice thereof to the Collateral Trustee and all the Collateral Trustee's Fees have been indefeasibly paid in full.

                  SECTION 7.02. Releases of Collateral. At any time during which no Triggering Event has occurred and is continuing, the Lien of any Collateral Document may, at any time, be released in whole or in part by the Collateral Trustee pursuant to written directions signed by the Required Senior Lenders or by the Agent (including, without limitation, to permit any sale or disposition thereof or the redesignation of any Restricted Subsidiary as an Unrestricted Subsidiary as requested by AWNA or any BFI Company in accordance with the terms of the Credit Agreement). No such release shall require any consent or approval by any other Secured Party.

                  SECTION 7.03. Amendment of Collateral Documents. At any time during which no Triggering Event has occurred and is continuing, the Required Senior Lenders shall have the exclusive authority to direct the Collateral Trustee to amend any provision of any Collateral Document, without any consent or approval of, or prior notice to, any other Secured Party.


                                  ARTICLE VIII


                                  Miscellaneous

                  SECTION 8.01. Equal and Ratable Security. This Agreement is intended solely to comply with the provisions of the AWNA Indenture and BFI Indenture to secure the unpaid principal of, premium, if any, and accrued interest on the AWNA Indenture Debt and the BFI Indenture Debt, equally and ratably with the Credit Agreement Senior Obligations. To the extent that the rights and benefits herein conferred on the holders of the AWNA Indenture Debt or the BFI Indenture Debt or the AWNA Trustee or the BFI Trustee shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide to such holders and such Trustees only those rights and benefits that are required by such provisions. Any and all rights not herein expressly given to the AWNA Trustee or the BFI Trustee are expressly reserved to the Agent and the Senior Lenders, it being understood that in the absence of a requirement to provide equal and ratable security set forth in the AWNA Indenture and the BFI Indenture, this Agreement would not have been accepted by the Agent or the Senior Lenders.

                  SECTION 8.02. Amendments. Supplements and Waivers. With the written consent of the Required Senior Lenders, the Collateral Trustee, AWNA and the BFI Companies may from time to time amend, supplement or waive any provision hereof; provided, however, that, after the occurrence and during the continuance of an Event of Default and the acceleration of the principal amount of all the Secured Obligations (to the extent capable of being accelerated) due under the Credit Agreement, the BFI Indenture or the AWNA Indenture, no such amendment, supplement or waiver shall without the written consent of the AWNA Trustee or the BFI Trustee adversely affect the rights of the holders of the AWNA Indenture Debt or the BFI Indenture Debt, as applicable, to equal and ratable security to the extent and for the periods contemplated by this Agreement. Any such amendment, supplement or waiver shall be binding upon the Secured Parties and their respective successors and assigns.

                  SECTION 8.03. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing (including telecopy communications) and shall be sent by mail, telecopier or hand delivery:

                  (i) If to AWNA or any BFI Company, to AWNA, at its address at: 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona, 85260, Office of the Treasurer, Attention of Treasurer (Telecopy No. (602) 627-2703), with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, Attention of Peter Golden, Esq. (Telecopy No. (212) 859-4000), or at such other address as shall be designated by it in a written notice to the Collateral Trustee.

                  (ii)     If to the Collateral Trustee, to it at its address
         at:
         Attention:               , or at such other address as shall be
         designated by it in a written notice to BFI and the Secured Parties.

                  (iii)    If to the AWNA Trustee, to it at its address at:
         100 Wall Street, 20th Floor, New York, New York, 10005, Attention:
         Corporate Trust Administration, or at such other address as shall be designated by it in a written notice to BFI and the Collateral Trustee.

                  (iv) If to the BFI Trustee, to it at its address at:2200 Ross Avenue (3rd Floor), Dallas, TX 75201, Attention of Buddy Wuthrich (Telecopy No. (214) 965-2044), or at such other address as shall be designated by it in a written notice to BFI and the Collateral Trustee.

                  (v) If to the Agent, to: The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, NY 10081, Attention of Shoshana Tyson (Telecopy No. (212) 552-5777), with a copy to Chase Bank of Texas, National Association, 2200 Ross Avenue (3rd Floor), Dallas, TX 75201, Attention of Buddy Wuthrich (Telecopy No. (214) 965-2044), or at such other address as shall be designated by it in a written notice to BFI and the Collateral Trustee.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand of five business days after Being deposited in the mail, postage prepaid, and when telecopied; provided, however, that any notice, request, demand or other communication to the Collateral Trustee shall not be effective until received.

                  SECTION 8.04. Headings. Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                  SECTION 8.05. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 8.06. Dealings with the BFI Companies. Upon any application or demand by AWNA or any BFI Company to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement or under any Collateral Document, AWNA or such BFI Company, as appropriate, shall furnish to the Collateral Trustee a certificate of an appropriate officer stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

                  SECTION 8.07. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Secured Parties and their respective successors and assigns, and nothing herein or in any Collateral Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, the Collateral or the Trustee Estate.

                  SECTION 8.08. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

                  SECTION 8.09. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                  SECTION 8.10. Consent to Jurisdiction and Service of Process. AWNA and each BFI Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Collateral Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Trustee or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Collateral Documents or Loan Documents against AWNA or any BFI Company or its properties in the courts of any jurisdiction.

                  (b) AWNA and each BFI Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 8.11. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITITED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENFER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 8.12. Additional BFI Companies. Pursuant to Section 5.10A of the Credit Agreement, each Specified Subsidiary that is a subsidiary of BFI and that was not in existence or not a Specified Subsidiary on the date of the Credit Agreement is required to enter into this Agreement upon becoming a Specified Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral. Upon execution and delivery by the Collateral Trustee and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a BFI Company hereunder with the same force and effect as if originally named as a BFI Company herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each BFI Company hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary BFI Company as a party to this Agreement.

                   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               ALLIED WASTE NORTH AMERICA, INC.,

                               By
                                 ----------------------------------
                               Name:
                               Title:


                               THE BFI COMPANIES LISTED ON
                               SCHEDULE I HERETO,

                               By
                                 ----------------------------------
                               Name:
                               Title:  Authorized Officer


                               THE CHASE MANHATTAN BANK, as
                               Collateral Trustee,

                               By
                                 -----------------------------------
                               Name:
                               Title:

                                              Schedule I to the Collateral Trust
                                                                       Agreement




                                  BFI COMPANIES

             Name                                      [Address]
             ----                                       -------

                                                       Annex 1 to the Collateral
                                                                 Trust Agreement



                              SUPPLEMENT NO. dated as of ,to the COLLATERAL
                       TRUST AGREEMENT dated as of July 30, 1999 (the "Collateral Trust Agreement"), among Allied Waste North America, Inc. ("AWNA"), certain subsidiaries of AWNA (each a "BFI Company") and The Chase Manhattan Bank, as collateral trustee (in such capacity, the "Collateral Trustee") for the Secured Parties (as defined in the Collateral Trust Agreement).

                  A. Reference is made to (a) the Credit Agreement dated as of July 21, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AWNA, Allied Waste Industries, Inc., the lenders from time to time party thereto (the "Lenders"), and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent (in such capacity, the "Agent").

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Trust Agreement or, if not defined in the Collateral Trust Agreement, in the Credit Agreement.


                  C. The BFI Companies have entered into the Collateral Trust Agreement in order to induce the Senior Lenders to make extensions of credit under the Credit Agreement. Pursuant to Section 5.10A of the Credit Agreement, each Subsidiary of Browning-Ferris Industries, Inc. ("BFI") that is a Specified Subsidiary and that was not in existence or not a Specified Subsidiary on the date of the Credit Agreement is required to enter into the Collateral Trust Agreement as a BFI Subsidiary upon becoming a Specified Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Collateral Trust Agreement. Section 8.13 of the Collateral Trust Agreement provides that such Subsidiaries may become party to the Collateral Trust Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New BFI Company") is executing this Supplement in accordance with the requirements of the Credit Agreement in order to induce the Lenders to make additional extensions of credit thereunder and as consideration for extensions of credit previously made.

                  Accordingly, the Collateral Trustee and the New BFI Company agree as follows:

                  SECTION 1. In accordance with Section 8.13 of the Collateral Trust Agreement, the New BFI Company by its signature below becomes a BFI Company under the Collateral Trust Agreement with the same force and effect as if originally named therein as a BFI Company and the New BFI Company hereby agrees to all the terms and provisions of the Collateral Trust Agreement applicable to it as a BFI Company thereunder. Each reference to a "BFI Subsidiary" or a "BFI Company" in the Collateral Trust Agreement shall be deemed to include the New BFI Company. The Collateral Trust Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New BFI Company represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New BFI Company and the Collateral Trustee. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

                  SECTION 4. Except as expressly supplemented hereby, the Collateral Trust Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Trust Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.03 of the Collateral Trust Agreement. All communications and notices hereunder to the New BFI Company shall be given to it in care of AWNA as specified in the Collateral Trust Agreement.

                  SECTION 8. The New BFI Company agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

                  IN WITNESS WHEREOF, the New BFI Company and the Collateral Trustee have duly executed this Supplement to the Collateral Trust Agreement as of the day and year first above written.

                                      [Name of New BFI Company],

                                      by
                                        -----------------------------
                                        Name:
                                        Title:


                                       THE CHASE MANHATTAN BANK, as
                                       Collateral Trustee,

                                      by
                                        -----------------------------
                                        Name:
                                        Title: